Exhibit 10.2

Veeco Instruments Inc.

Performance-Based Restricted Stock

2010

Performance Criteria

Definitions:

“EBITA” means Veeco’s cumulative earnings before interest, taxes and amortization.

“Primary Performance Period” means Veeco’s four fiscal quarters ending June 30, 2011.

“Secondary Performance Period” means Veeco’s four fiscal quarters ending September 30, 2011.

The Primary Performance Criteria will be met if Veeco’s cumulative EBITA for the Primary Performance Period equals or exceeds the EBITA target established by the Compensation Committee prior to the start of the Primary Performance Period.

The Secondary Performance Criteria will be met if Veeco’s cumulative EBITA for the Secondary Performance Period equals or exceeds the EBITA target established by the Compensation Committee prior to the start of the Primary Performance Period.

The performance criteria will be measured on the date of filing with the SEC of Veeco’s quarterly report on Form 10-Q for the final quarter of the relevant performance period.  The Compensation Committee shall make all determinations and interpretations regarding the performance criteria, including any adjustments as may be deemed appropriate by the Committee in light of acquisitions or divestitures.

Vesting

Subject to the recipient’s continued service, the performance-based RSU will vest upon achievement of the Primary Performance Criteria or the Secondary Performance Criteria. In that event, the restrictions with respect to one-third of the award shall lapse on the first trading day following the measurement date on which achievement of the performance criteria is determined (the “Vesting Date”).  Thereafter, restrictions with respect to an additional one third of the award shall lapse, and the related shares shall be issued, on each of the next two anniversaries of the Vesting Date.

Forfeiture

In the event that neither the Primary Performance Criteria or the Secondary Performance Criteria are met, the performance-based restricted stock unit award will be forfeited.